UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 12, 2006 (May 12, 2006)
                                                  ---------------------------

                          Brookdale Senior Living Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     001-32641                20-3068069
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


   330 North Wabash, Suite 1400, Chicago, Illinois                   60611
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       (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code (312) 977-3700
                                                   ----------------------------


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

         Merger Agreement
         ----------------

         On May 12, 2006, Brookdale Senior Living Inc. (the "Company"), Beta Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and American Retirement Corporation, a Tennessee corporation ("ARC"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into ARC (the "Merger") with ARC continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

           Under the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock, par value $0.01 per share, of ARC ("ARC Common Stock"), together with the rights issued pursuant to the Rights Agreement, dated as of November 18, 1998, between ARC and American Stock Transfer and Trust Company, will be converted into the right to receive $33.00 per share in cash. All of the options to purchase ARC Common Stock, whether vested or unvested, will be cancelled and each holder of any such option will be entitled to receive a cash payment equal to the product of (i) the excess of $33.00 over the applicable option exercise price, and (ii) the number of shares of ARC Common Stock for which the options had not been previously exercised.

          Consummation of the Merger is subject to the satisfaction of various conditions, including (i) the approval of the Merger Agreement by a majority of ARC's shareholders, (ii) the expiration or termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iii) certain other closing conditions customary for transactions of this type. The Merger Agreement contains certain termination rights and certain provisions that require ARC to pay the Company a termination fee of up to $45 million and/or reimburse the Company for its expenses up to $5 million under certain specified circumstances.

         ARC has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) to cause a meeting of ARC's shareholders to be held to consider the adoption of the Merger Agreement, and
(ii) that ARC's board of directors will recommend that ARC's shareholders adopt the Merger Agreement and approve the Merger, in each case, subject to certain exceptions.

         The preceding summary of certain provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, is qualified in its entirety by reference to the Merger Agreement and the press release attached hereto as Exhibit 2.1 and 99.1, respectively, and incorporated herein by reference.

         Investment Agreement and Option Agreement
         -----------------------------------------

         Simultaneously with entering into the Merger Agreement, in order to finance the Merger, the Company entered into an Investment Agreement (the "Investment Agreement") with RIC Coinvestment Fund LP ("RIC"), an affiliate of our largest stockholder, Fortress Investment Group LLC. Under the terms of the Investment Agreement, RIC committed to purchase, at and simultaneously with the closing of the Merger (the "Closing"), up to $1.3 billion of common stock of the Company, par value $0.01 per share ("BKD Common Stock"), at a price of $36.93 per share (the "Financing"). The issuance of these securities will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

         Prior to the Closing, the Company may reduce RIC's $1.3 billion commitment to an amount equal to or greater than $650 million (the "Equity Reduction"). If the Company does not reduce RIC's $1.3 billion commitment (pursuant to an Equity Reduction) using the net proceeds received by the Company pursuant to an offering of its equity securities that is consummated prior to the Closing, RIC will issue to the Company, at the Closing, a one-time option (the "Option Agreement") to purchase from RIC a number of shares of BKD Common Stock having a value equal to the difference between (i) $1.3 billion less any portion of the Equity Reduction and (ii) $650 million. Pursuant to the Option Agreement, the Company shall have the right and the option (but not the obligation) to purchase the shares at a price per share of $38.07. The option is immediately vested upon issuance at the Closing and will expire six months and one day after the Closing.

         To consider the terms of the Investment Agreement and the Option Agreement, the board of directors of the Company (the "Board") established a Special Committee of the Board (the "Special Committee"). The Special Committee engaged Bear, Stearns & Co. Inc. ("Bear Stearns") to assist it in analyzing and evaluating the Financing and to render an opinion to the Special Committee as to the fairness to the Company, from a financial point of view, of the terms and price to be paid to the Company for the BKD Common Stock issued to RIC in connection with the Financing. The foregoing summary of Bear Stearns' opinion is qualified in its entirety by reference to the full text of the opinion.

         The preceding summaries of certain provisions of the Investment Agreement and the Option Agreement are qualified in their entirety by reference to the Investment Agreement, the form of Option Agreement and the press release, attached hereto as Exhibit 10.1, 10.2 and 99.1, respectively, and incorporated herein by reference.

         Employment Agreements
         ---------------------

         As a condition to the Merger, the Company entered into employment agreements, to take effect at the Closing, with W.E. Sheriff, ARC's Chief Executive Officer, and certain other executive officers of ARC, including Gregory B. Richard, George T. Hicks, Bryan D. Richardson, H. Todd Kaestner, and James T. Money (each of Messrs. Richard, Hicks, Richardson, Kaestner, and Money, an "Other ARC Officer", and together, the "Other ARC Officers"), regarding their continued service with the Company following the consummation of the Merger. The material terms of these agreements are described below.

         Sheriff Employment Agreement

         The material terms of Mr. Sheriff's employment agreement (the "Sheriff Employment Agreement") are substantially similar to the material terms of the existing employment agreement between the Company and its Chief Executive Officer, including with respect to rights and obligations upon termination of employment and entitlement to certain employee benefits. Under the terms of the Sheriff Employment Agreement, Mr. Sheriff is to be employed following the Closing as Co-Chief Executive Officer of the Company. The Sheriff Employment Agreement has an initial term of approximately three years, at the end of which the agreement automatically extends on an annual basis for up to two additional one-year terms, unless notice not to renew the agreement is given by either party 90 days prior to the expiration of its term.

         Mr. Sheriff's base salary under the employment agreement is $200,000 per year. Mr. Sheriff is also eligible to receive a discretionary bonus in an amount to be determined by the Board in its sole discretion, with a target bonus in the first year following the effective date of the Merger (the "Effective Date") of $200,000, payable in a combination of 50% cash and 50% vested shares of BKD Common Stock.

         As a condition to entering into the employment agreement, Mr. Sheriff has agreed to invest $9,508,073 in BKD Common Stock at a price of $38.07 per share, which shares shall be subject to an 18-month holding period. Mr. Sheriff will also be granted a number of restricted shares of BKD Common Stock equal to the number of shares Mr. Sheriff acquires pursuant to this obligation. Eighty percent (80%) of these restricted shares will vest upon the attainment of performance goals and 20% of these shares will vest based upon continued employment with the Company.

         The preceding summary of certain provisions of the Sheriff Employment Agreement is qualified in its entirety by reference to the Sheriff Employment Agreement, attached hereto as Exhibit 10.3, and incorporated herein by reference.

         Other Employment Agreements

         The material terms of the employment agreements with each of the Other ARC Officers (the "Other Employment Agreements") are substantially similar to the material terms of the existing employment agreements between the Company and its current executive officers (other than its Chief Executive Officer), including with respect to rights and obligations upon termination of employment and entitlement to certain employee benefits, and are substantially similar to the material terms of each Other Employment Agreement, with the following material differences:

Other ARC Officer         Amount Required          Base Salary      Target Bonus
-----------------         ---------------          -----------      ------------
                           to Re-Invest
                           ------------
                         in BKD Common Stock
                         -------------------

Gregory B. Richard            $1,116,878             $200,000         $150,000
George T. Hicks               $1,982,460             $175,000         $150,000
Bryan D. Richardson           $1,751,898             $175,000         $150,000
H. Todd Kaestner              $2,000,000             $175,000         $150,000
James T. Money                $1,750,000             $175,000         $125,000

         Under the terms of the Other Employment Agreements, each Other ARC Officer is to be employed following the Closing as an Executive Vice President of the Company. The Other Employment Agreements have an initial term of approximately three years, at the end of which the agreements automatically extend on an annual basis for up to two additional one-year terms, unless notice not to renew the agreement is given by either party 90 days prior to the expiration of its term.

         Pursuant to the Other Employment Agreements, target bonuses for the first year following the Effective Date will be paid 50% in cash and 50% in vested shares of BKD Common Stock, based on achievement of certain performance standards as determined by the Board in its sole discretion.

         As a condition to entering into the Other Employment Agreements, each Other ARC Officer has agreed to invest an amount specified in his respective agreement in BKD Common Stock at a price of $38.07 per share, which shares will be subject to an 18-month holding period. Each Other ARC Officer will also be granted a number of restricted shares of BKD Common Stock equal to the number of shares that such Other ARC Officer acquires pursuant to this obligation. Seventy percent (70%) of these restricted shares will vest upon the attainment of performance goals and 30% of these shares will vest based upon continued employment with the Company.

         The preceding summary of certain provisions of the Other Employment Agreements is qualified in its entirety by reference to the form of employment agreement, attached hereto as Exhibit 10.4, and incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.  Unregistered Sales Of Equity Securities

         The description of the Investment Agreement set forth in Item 1.01 of this report is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(c)      Exhibits

2.1 Agreement and Plan of Merger, dated as of May 12, 2006, by and among Brookdale Senior Living Inc., Beta Merger Sub Corporation, and American Retirement Corporation*

10.1 Investment Agreement, dated as of May 12, 2006, by and among Brookdale Senior Living Inc. and RIC Coinvestment Fund LP*

10.2 Form of Option Agreement, by and among Brookdale Senior Living Inc. and RIC Coinvestment Fund LP

10.3 Employment Agreement, dated May 12, 2006, by and between Brookdale Senior Living Inc. and W.E. Sheriff*

10.4     Form of Employment Agreement*

99.1     Press Release, dated May 12, 2006

*        Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K.
         The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  By:  /s/ Deborah C. Paskin
                                       ------------------------
                                       Deborah C. Paskin
                                       Executive Vice President, General Counsel
                                       and Secretary

Date: May 12, 2006

                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      ------------------------------------------------------------

2.1 Agreement and Plan of Merger, dated as of May 12, 2006, by and among Brookdale Senior Living Inc., Beta Merger Sub Corporation, and American Retirement Corporation*

10.1 Investment Agreement, dated as of May 12, 2006, by and among Brookdale Senior Living Inc. and RIC Coinvestment Fund LP*

10.2 Form of Option Agreement, by and among Brookdale Senior Living Inc. and RIC Coinvestment Fund LP

10.3 Employment Agreement, dated May 12, 2006, by and between Brookdale Senior Living Inc. and W.E. Sheriff*

10.4                Form of Employment Agreement*

99.1                Press Release, dated May 12, 2006

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.